SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2003

PERSONNEL GROUP OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13956	56-1930691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five LakePointe Plaza, 2nd Floor
2709 Water Ridge Parkway
Charlotte, North Carolina 28217

(Address of Principal Executive Offices)
(Zip Code)

(704) 442-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 5. Other Events.

     On March 17, 2003, Personnel Group of America, Inc. (the “Company”) issued a press release announcing the execution of restructuring agreements with certain of its creditors, including the holders of approximately $110.0 million (or 96%) of its outstanding 5.75% Convertible Subordinated Notes due 2004 and approximately $43.8 million (or 42%) of its senior revolving credit debt, to effect the financial restructuring of PGA’s balance sheet. In addition, the press release announced an amendment to the Company’s existing shareholder rights agreement (the “Second Amendment”) to provide that its shareholder stock purchase rights will not be triggered by execution of the restructuring agreements or by the consummation of the transactions contemplated by the restructuring agreements.

The press release and definitive agreements are filed as exhibits to this Current Report on Form 8-K. In addition, the Second Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K. The contents of these exhibits are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable

     (c)  The following exhibits are filed as part of this report.

Exhibit 4.1	–	Second Amendment to Rights Agreement, dated as of March 14, 2003, between the Company and Wachovia Bank, National Association (formerly known as First Union National Bank), as successor Rights Agent

Exhibit 99.1	–	Press release dated March 17, 2003

Exhibit 99.2	–	Restructuring Agreement dated March 14, 2003

Exhibit 99.3	–	Participation Agreement dated March 14, 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2003

PERSONNEL GROUP OF AMERICA, INC.

By:	/s/ Ken R. Bramlett, Jr.

Ken R. Bramlett, Jr. Senior Vice President

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Exhibit Index

Exhibit	Exhibit No.

Second Amendment to Rights Agreement, dated as of March 14, 2003, between the Company and Wachovia Bank, National Association (formerly known as First Union National Bank), as successor Rights Agent	4.1
Press release dated March 17, 2003	99.1
Restructuring Agreement dated March 14, 2003	99.2
Participation Agreement dated March 14, 2003	99.3

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